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                                                                    EXHIBIT 23.1

                        Consent of KPMG Peat Marwick LLP


The Board of Directors
Carson Pirie Scott & Co.:


We consent to incorporation by reference in the Registration Statements (Nos. 333-20419, 33-89262, 33-84764, 33-71684 and 33-93012) on Form S-8 of Carson
Pirie Scott & Co. of our report dated February 27, 1997, relating to the consolidated balance sheets of Carson Pirie Scott & Co. and subsidiaries as of February 1, 1997 and February 3, 1996, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended February 1, 1997, and the related schedule, which report appears in the February 1, 1997 Annual Report on Form 10-K of Carson Pirie Scott & Co.

As discussed in note 4 to the consolidated financial statements, the Company has changed its method of calculating LIFO inventories in 1996.

                                                       /s/ KPMG Peat Marwick LLP

                                                       KPMG Peat Marwick LLP


Milwaukee, Wisconsin
April 24, 1997